Exhibit 99.1

NEWS RELEASE
ENSCO INTERNATIONAL INCORPORATED

500 North Akard • Suite 4300 • Dallas, Texas 75201-3331 Tel: (214) 397-3000 • Fax: (214) 397-3370 • Web Site: www.enscous.com

ENSCO ANNOUNCES APPOINTMENT OF NEW VICE PRESIDENT OF HUMAN RESOURCES AND SECURITY

Dallas, Texas, June 1, 2004 ... ENSCO International Incorporated (NYSE: ESV) announced that Charles A. Mills has joined the Company as Vice President Human Resources and Security. Mr. Mills has over 27 years experience in the oil and gas industry in human resources and managerial positions, most recently from 1989 to 2002 as Senior Vice President Human Resources and Corporate Services with Hunt Oil Company. Mr. Mills holds a Bachelor of Science degree in Management from the University of West Florida.

ENSCO, headquartered in Dallas, Texas, provides contract drilling services to the international petroleum industry.

Contact: Richard LeBlanc 214-397-3011